Exhibit 10.22

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of November 30, 2018 (“Effective Date”), by and between 1200 CONCORD, LLC, a Delaware limited liability company (“Landlord”) and CERUS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease (the “Original Lease”) dated February 16, 2018, as amended by that certain First Amendment to Lease dated May 11, 2018 (the “First Amendment”), Second Amendment to Lease dated August 10, 2018 (the “Second Amendment”), and Third Amendment to Lease dated October 5, 2018 (the “Third Amendment”, together with the Original Lease, the First Amendment and the Second Amendment, the “Amended Lease”), for the premises commonly known as 1220 Concord Ave., California consisting of approximately 69,723 rentable square feet, as more particularly described therein (the “Current Premises”).

B.

By this Fourth Amendment, Landlord and Tenant desire to modify the Amended Lease to, among other things, lease an additional 14,908 rentable square feet of space in the Building, as more particularly described on Exhibit A hereto (the “Additional 5th Floor Premises”), all in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms.  All capitalized terms used herein but not specifically defined in this Fourth Amendment shall have the meanings ascribed to such terms in the Amended Lease.  The term “Lease” where used in the Amended Lease and this Fourth Amendment shall hereafter refer to the Amended Lease, as further amended by this Fourth Amendment.

2.Lease of Additional 5th Floor Premises.  In lieu of Tenant exercising its Fifth Floor Expansion Right, as described in the Amended Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional 5th Floor Premises as of the Effective Date for use by Tenant in accordance with the Permitted Use and in accordance with the terms and conditions of the Amended Lease. Tenant’s Fifth Floor Expansion Right is hereby rendered null and void. From and after the Effective Date:

a.All references to the “Premises” in the Amended Lease, shall be to the Current Premises together with the Additional 5th Floor Premises.

b.Subsection (iii) of Section 1(a)(iii) of the Amended Lease is hereby deleted in its entirety and replaced with the following:

“(iii) 16,741 square feet of Rentable Area consisting of the “south wing” of the fifth (5th) floor of the Building, and 14,908 square feet of Rentable Area consisting of the “north wing” of the fifth (5th) floor of the Building, a total of 31,649 square feet of Rentable Area (the “Fifth Floor Premises”);”

and all references in the Amended Lease to the “Fifth Floor Premises” shall be on such terms as the same is amended by this Fourth Amendment, including, without limitation, (i) the representations made by Landlord with respect to the Fifth Floor Premises set forth in Section 2(c) of the Amended Lease, (ii) references contained in the description of Base Building Work, and (iii) the definition of “Landlord Build Premises” in Subsection 1(a)(iii) of the Amended Lease.

c.The portion of Exhibit C of the Amended Lease depicting the Fifth Floor Premises is hereby deleted in its entirety and replaced with the depiction attached hereto as Exhibit A.

d.All references to the square feet of Rentable Area of the Premises contained in the Amended Lease, including in Section 1(a)(iii) of the Amended Lease, are hereby amended to read “84,631”.

3.Commencement Date. Notwithstanding anything in the Amended Lease to the contrary, the Commencement Date is hereby revised to be March 1, 2019.

4.Base Rent.  Notwithstanding anything in the Amended Lease to the contrary, Tenant shall pay to Landlord Base Rent with respect to the Premises, commencing on the Commencement Date, in accordance with the below chart:

Months of Term	Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
Commencement Date -12	$2.45	$2,488,151.40	$207,345.95
13-24	$2.52	$2,562,795.94	$213,566.33
25-36	$2.60	$2,639,679.82	$219,973.32
37-48	$2.68	$2,718,870.21	$226,572.52
49-60	$2.76	$2,800,436.32	$233,369.69
61-72	$2.84	$2,884,449.41	$240,370.78

73-84	$2.93	$2,970,982.89	$247,581.91
85-96	$3.01	$3,060,112.38	$255,009.37
97-108	$3.10	$3,151,915.75	$262,659.65
109-120	$3.20	$3,246,473.22	$270,539.44
121-132	$3.29	$3,343,867.42	$278,655.62
133	$3.39	$3,444,183.44	$287,015.29

Tenant’s obligation to pay Base Rent for the Premises shall abate for the 36th, 48th, 60th, 72nd and 84th months of the Term (the total amount so abated being referred to herein as the “Abated Rent”). The right to the abatement set forth above shall be personal to the Tenant first named above together with any assignee that assumes the Lease pursuant to a Permitted Transfer (collectively, the “Original Tenant”) and shall not be transferable to any assignee, sublessee or other transferee of Original Tenant’s interest in this Lease.  Notwithstanding the foregoing, if Tenant is in monetary default hereunder beyond any applicable cure period on the date any such Abated Rent is scheduled to abate, such Abated Rent shall not abate and, instead, shall be due and payable as ordinarily scheduled

5.Tenant’s Proportionate Share.  Section 1(d) of the Amended Lease is hereby deleted in its entirety and replaced with the following:

“(d)Tenant’s Proportionate Share

(i)	Tenant’s Proportionate Share of Rentable Area in Building. 47.92%.
(ii)	Tenant’s Proportionate Share of Rentable Area in the Project. 23.37%”

6.Parking.  Section 1(h) of the Amended Lease is hereby amended to update the total number of parking stalls to 288, by replacing the reference to “237” with a reference to “288”.

7.On-going Right of First Offer. The term “ROFO Space” defined in Section 36(d) of the Original Lease is hereby amended to include the entire second (2nd) floor, and the first (1st) floor Amenities Space (as defined below), subject to the following: in the event Landlord desires to lease the first (1st) floor areas that are currently used for Building amenities, i.e. the conference room, gym and hub, as shown on Exhibit B attached hereto (“Amenities Space”), to a third party for office use, Tenant shall have a ROFO on the Amenities Space. Tenant’s ROFO shall not apply to the Amenities Space if use of such space changes, but remains as an amenity for the tenants of the Building.  All references in the Lease to “ROFO Space” shall be as amended by this Section 7.

8.Letter of Credit. The second to the last sentence in Section 35(a) of the Lease is hereby modified to read:  “If Tenant delivers a 4th Floor ROFO Exercise Notice (as defined in Section 36(a) below) and/or an On-going ROFO Exercise Notice (as defined in Section 36(d) of the Original Lease and as modified in Section 7 of the Fourth Amendment to Lease) to Landlord, then within ten (10) business days after the final determination of the applicable rental rate to be charged in connection therewith, Landlord shall provide written notice to Tenant as to whether it will require, in its commercially reasonable discretion, an increase in the L-C Amount in connection therewith; provided, however, that in no event shall the L-C Amount be increased by more than $35.00 per square foot of Rentable Area attributable to such exercise notice space.”

9.Alterations Not Requiring Restoration.  Landlord hereby agrees that it will not require Tenant’s installation of cement flooring in the First Floor South Wing Premises in the area generally depicted on Exhibit C attached hereto to be removed and restored at the expiration of the Term.  Notwithstanding language to the contrary contained in Section 10 of the Third Amendment to Lease, Landlord will not require Tenant to remove and restore from the loading dock the new concrete platform (Detail 4 on Sheet S9.3 of the HVAC Drawings attached hereto as Exhibit D).

10.Authority.  Tenant has full power and authority to enter into this Fourth Amendment and the person signing on behalf of Tenant has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant.  Landlord has full power and authority to enter into this Fourth Amendment and the person signing on behalf of Landlord has been fully authorized to do so by all necessary corporate or partnership action on the part of Landlord.

11.Confirmation.  Except, as and to the extent modified by this Fourth Amendment, all provisions of the Lease shall remain in full force and effect.  In the event of a conflict between the terms of the Lease and the terms of this Fourth Amendment, the terms in this Fourth Amendment shall control.

12.Counterparts.  This Fourth Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic mail, each of which shall be deemed an original for all purposes, and all counterparts shall constitute one and the same instrument.

SIGNATURES ON FOLLOWING PAGE.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

LANDLORD:

1200 CONCORD, LLC, a Delaware limited liability company

By: Seecon Investments, LLC, a California limited liability company, its sole member

By:  /s/ Albert D. Seeno, Jr.

Name: Albert D. Seeno, Jr.

Its:      Manager

By: / s/ Douglas W. Messner

Name:  Douglas W. Messner

Its:        Authorized Agent

TENANT: CERUS CORPORATION, a Delaware corporation By: /s/ Kevin D. Green Name:Kevin D. Green Its: VP Finance and CFO By: Name: Its:

EXHIBIT A

EXHIBIT C
FIFTH FLOOR PREMISES

Additional Fifth Floor Premises
Fifth Floor Premises
5TH FLOOR PLAN
CERUS TI
12 DECEMBER, 2017
bull stockwell allen

Premises excludes electrical rooms, bathrooms, mechanical penetrations, and stairwells, which are not a part of the Premises.

EXHIBIT

EXHIBIT B

AMENITIES SPACE

roberts·boché
ARCHITECTURE · INTERIOR DESIGN
555 FIRST STREET, SUITE 300
BENICIA, CA 94510
PH: 707.747.4330
FX: 707.747.4333

PROJECT:

BUILDING CONFERENCE & FITNESS CENTER

1200 CONCORD
1220 CONCORD AVE., FIRST FLOOR
CONCORD, CA

JOB NUMBER:	17018
DATE:	01.12.18
SCALE:	NOT TO SCALE
SHEET NO.:	1 OF 3

ACCESS TO EXTERIOR PLAZA
CONFERENCE CENTER
BUILDING HUB
RESTROOMS
FITNESS CENTER
ELEVATOR LOBBY
ELEV
ELEV
ELEV
TELE LOBBY
STAIR
SPRINKLER SYSTEM
Amenities Space

NOT FOR CONSTRUCTION

© 2018 ROBERTS BOCHE ASSOCIATES, INC.

EXHIBIT

EXHIBIT C

ALTERATIONS NOT REQUIRING RESTORATION

EXHIBIT C
SPACE PLAN
FIRST FLOOR PREMISES

1ST FLOOR PLAN
CERUS TI
First Floor South Wing Premises
Alterations not requiring restoration
Additional Lab Premises
Equipment Rooms Requiring Landlord Access
12 DECEMBER, 2017
bull stockwell allen

Premises excludes electrical rooms, bathrooms, mechanical penetrations, and stairwells, which are not part of the Premises.

EXHIBIT

EXHIBIT D

STRUCTURAL DETAILS
S9.3
CERUS
TENANT IMPROVEMENT
Eichleay

EXHIBIT